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                                                                   Exhibit T3E-5

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                                                                   FILED
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                                                                NOV 12 2002
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                                                           CLERK U.S. BANKRUPTCY
                                                              ORLANDO DIVISION
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                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

In re                                   CASE NO. 01-10428-6B1

PLANET HOLLYWOOD                        CHAPTER 11
INTERNATIONAL, INC. et al.,

                                        Jointly Administered
           Debtors.                     Cases No. 01-10428-6B1 thru 01-10444-6B1
                            /
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               ORDER APPROVING THIRD AMENDED DISCLOSURE STATEMENT,
           SCHEDULING CONFIRMATION HEARING, ESTABLISHING CONFIRMATION,
         COMPENSATION, AND ADMINISTRATIVE CLAIMS HEARING PROCEDURES, AND
            FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN

     THIS CASE came on for consideration, to consider approval of the third amended disclosure statement filed by the debtors on November 2, 2002 (Doc No.
424).

     The Court having reviewed the Second Amended Disclosure Statement and noting the changes to be made in the Third Amended Disclosure Statement, including documenting an agreement with CIT/WLR, determined the Third Amended Disclosure contains adequate information within the meaning of Section 1125 of the Bankruptcy Code. It is, therefore,

     ORDERED and NOTICE is hereby given that:

     1. Approval of Disclosure Statement. The Third Amended Disclosure Statement filed on November 4, 2002 (Doc No. 424), as may be amended and modified to incorporate immaterial modifications and fill in blanks is approved as containing

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adequate information within the meaning of Section 1125 of the Bankruptcy Code.

     2. Confirmation Hearing. The court will conduct a confirmation hearing, including hearing objections to confirmation, Section 1129(b) motions, applications of professionals for compensation, and applications for allowance of administrative claims, on December 16, 2002 at 9:30 a.m., in Courtroom A, 5th Floor, 135 W. Central Boulevard, Orlando, Florida 32801 (the "Confirmation Hearing"). The Confirmation Hearing may be adjourned from time to time by announcement made in open court without further notice. If the plan of reorganization is not confirmed, the court will also consider dismissal or conversion of the case.

     3. Date for Accepting or Rejecting Plan. In order to be counted as a vote to accept or reject the plan, creditors and other parties-in-interest shall file with the clerk at 135 W. Central Blvd., Ste. 950, Orlando, FL 32801 their written acceptances or rejections of the plan (ballots) so they are actually received no later than seven days before the date of the Confirmation Hearing.

     4. Objections to Confirmation. Any party desiring to object to confirmation shall file its objection no later than

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seven days before the date of the Confirmation Hearing. Such an objecting party shall serve a copy of the objection at the same time it is filed by hand delivery or overnight courier on the debtors, counsel for the debtors, the trustee (if any), counsel for each official committee, counsel for Bay Harbour, and the United States Trustee.

     5. Special Notice: In accordance with Federal Rules of Bankruptcy Procedure 2002(c)(3), the debtors provide the following special notice:

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     THE PLAN PROVIDES FOR RELEASES OF, AND INJUNCTIVE RELIEF TO PROTECT,
CERTAIN PERSONS, INCLUDING INSIDERS OF THE DEBTORS, WHO ARE EITHER (1) PROVIDING CONSIDERATION TO THE ESTATE AND REORGANIZED PHI, (2) SUBSTANTIALLY COMPROMISING THEIR CLAIMS, OR (3) WILL BE CRITICAL CUSTOMERS OR VENDORS OF REORGANIZED PHI. THE PERSONS SO PROTECTED, AND THE SCOPE OF THE RELEASES AND INJUNCTION, ARE DEFINED IN ARTICLE VIII OF THE PLAN. IF THE PLAN IS CONFORMED ALL PERSONS SPECIFIED IN THESE PROVISIONS OF THE PLAN WILL BE RELEASED FROM THE CLAIMS OF ANY CREDITOR, DEBTORS, AND PARTY IN INTEREST IN THESE CASES.
--------------------------------------------------------------------------------

     6. Ballot Tabulation. In accordance with Local Rule 3018-1(a), the debtors shall file a ballot tabulation no later than four days before the date of the Confirmation Hearing.

     7. Service of Solicitation Package. No later than ten (10) days after entry of this order, the debtors shall, at their expense, cause the disclosure statement and all documents referred to in this paragraph to be served by first class mail to (i) all of the scheduled holders of a claim under the Plan of

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Reorganization and to those entities that have filed proofs of claim to which an objection to claim has not been sustained; (ii) any entity that has filed with the Court a Notice of transfer of a claim under Bankruptcy Rule 3001(e); (iii) all known holders of claims as of the Voting Record Date (as defined below);
(iv) the transfer agents and registered holders of Class 6 PIK Notes; and (v) the Securities Exchange Commission and Internal Revenue Service: (a) a copy of the Plan of Reorganization; (b) a copy of the approved Disclosure Statement; (c) a copy of this Order; and (d) ballots for accepting or rejecting the Plan. Ballots substantially the same as those attached hereto shall be good and sufficient. Any and all persons or entities asserting claims against or interests in the estate of the debtors that do not receive the materials referred to in this order may obtain same by contacting the office of the attorney for the debtors.

     8. Balloting. With the respect to the Ballots that will be sent to holders of claims in Class 6 (PIK Notes), the Debtors shall send Ballots to the known record holders of the PIK Notes, including, without limitations, brokers, banks, dealers, or other agents or nominees (the "Master Ballot Agents"). Each Master Ballot Agent shall receive reasonably sufficient copies of ballots to distribute to beneficial owners of claims for whom

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such Master Ballot Agent holds PIK Notes, and the Debtors shall be responsible for each such Master Ballot Agent's reasonable costs associated with the distribution of copies of Ballots to the beneficial owners of such claims and tabulation of ballots.

     9. Administrative Claim Bar Date. All creditors and parties-in-interest that assert a claim against the debtors, which arose after the filing of this case, including all attorneys, accountants, auctioneers, appraisers, and other professionals for compensation from the estate of the debtors pursuant to 11 U.S.C. (S) 330, must file applications for the allowance of such claims with the court no later than 15 days after the date of service of this order (the "Administrative Claims Bar Date"). The requirement to file applications for administrative claims shall not apply to claims that arise after the Administrative Claims Bar Date. Any applications filed may be heard at the Confirmation Hearing if properly scheduled and noticed by the debtors. Any application not heard at the Confirmation Hearing will be scheduled for hearing in the normal course.

     10. Confirmation Affidavit. Four days prior to the Confirmation Hearing scheduled in paragraph 2 above, the debtors shall file a confirmation affidavit which shall contain the

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factual basis upon which the debtors rely in establishing that each of the requirements of Section 1129 of the Bankruptcy Code are met. The confirmation affidavit should be prepared so that by reading it the court can easily gain an understanding of the significant terms of the plan of reorganization and facts of the case.

     11. Record Date. November 1, 2002 (the "Voting Record Date") is hereby established as the record date for purposes of determining which creditors and any applicable equity interests holders are entitled to receive a solicitation package and vote on the plan.

     12. The Debtors are authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

     DONE and ORDERED at Orlando, Florida, this 12th day of November, 2002.


                                                  /s/ Arthur B. Briskman
                                                  ------------------------------
                                                  Arthur B. Briskman
                                                  United States Bankruptcy Judge

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Service to:

Debtors: Mark S. Helm, Vice President and General Counsel, Planet Hollywood International, Inc., 8663 Commodity Circle Orlando, Florida 32819;

Attorney for Debtors: R. Scott Shuker, Esq., Gronek & Latham, LLP, P. 0. Box 3353, Orlando, Florida 32802-3353;

United States Trustee, 135 West Central Boulevard, Suite 620, Orlando, Florida 32801;

Attorneys for Creditors Committee: Denise Dell, Esq., Akerman, Senterfitt & Eidson, LLP, 255 South Orange Ave., Orlando, Florida 32801; and

Andrew Silfen, Olshan Grundman et al., 505 Park Ave., New York, New York 10022; and

All Creditors & Interested Parties

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